UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 Second Avenue,
Suite 605

Needham MA, 02494

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Item 1.01. Entry Into a Material Definitive Agreement.

On June 8, 2023, Bioxytran, Inc. (the “Company”) entered into a common stock closing agreement (the “Closing Agreement”) with Triton Funds LP (“Triton”). Pursuant to the Closing Agreement, subject to certain conditions set forth in the Closing Agreement, Triton will purchase one million six hundred twelve thousand nine hundred three (1,612,903) shares of the Company’s Common Stock for an amount of five hundred thousand dollars ($500,000), or $0.31 per share (the “Closing Price”).

Closing for sales of Common Stock will occur once the Company’s upcoming registration statement on Form S-1 becomes effective. In addition, the Company has agreed to, at the time of the Closing Agreement, remit ten thousand dollars ($10,000) to Triton to compensate for their legal expenses related to the transaction.

The shares were offered, and will be issued, pursuant to a Prospectus on Form S-1 to be filed with the Securities and Exchange Commission within seven (7) days of the closing date.

In connection with the offering, we have agreed to pay WallachBeth Capital LLC (“WallachBeth”), the dealer-manager for the offering, 4.5% of the gross proceeds of this offering in cash and Warrants to acquire 4.5% of the shares of Common Stock sold in the offering, exercisable at 110% of the subscription price, and to also reimburse WallachBeth for reasonable expenses incurred in connection with the offering.

The foregoing description of the Closing agreement is qualified in its entirety by reference to Exhibit 10.76 attached hereto and incorporated herein by reference.

On May 8, 2023, Bioxytran, Inc. (the “Company”) signed an amended engagement letter (the “Engagement Agreement”) with WallachBeth Capital LLC (“WallachBeth”) to brokerage a deal for three (3) of Company’s outstanding Notes, for a total value of one million one hundred sixty-five thousand dollars ($1,165,000). The Company agreed to pay WallachBeth, the dealer-manager of the deal, 800,000 Warrants (the “Warrant Shares”), exercisable at $0.20, and to reimburse WallachBeth an amount of five thousand dollars ($5,000) for expenses incurred in connection with the offering.

The Common Stock underlying these Warrant Shares shall be registered in a registration statement to be filed before the earlier of (a) the date of BioXyTran’s next registration statement; or (b) June 8, 2023.

The foregoing description of the Engagement Agreement is qualified in its entirety by reference to Exhibit 10.75 attached hereto and incorporated herein by reference.

Item 8.01 Other Events.

In connection of with the above Agreements Bioxytran (the “Company”) will, on June 12, 2023, issue a press-release over Newswire, under the title:

“Bioxytran Expands Institutional Investor Base with an additional $500,000 Equity Investment”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.75	Amendment to engagement letter with WallachBeth Capital LLC, dated May 8, 2023

10.76	Form of Closing Agreement with Triton Funds LLC, dated June 8, 2023

99.1	Press-release - Bioxytran Expands Institutional Investor Base with an additional $500,000 Equity Investment, dated June 12, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated:	June 12, 2023